Exhibit 99.1

Scientific Games Announces Strategic Transaction for its Racing Division

Company Focuses Portfolio on Core Lottery & Gaming Businesses

New York, NY, January 27, 2010 — Scientific Games Corporation (NASDAQ: SGMS) today announced that it has entered into a definitive agreement to sell its Racing and Venue Management businesses (“Scientific Games Racing”) to U.K.-based Sportech Plc (LSE: SPO), in a transaction valued at approximately $75 million.  The transaction, which follows a review of strategic alternatives with respect to Scientific Games Racing, marks a significant step in the Company’s strategy to focus its business portfolio and drive sustainable, profitable growth.   Importantly, the transaction will enable Scientific Games to participate in future growth of the combined businesses of Sportech and Scientific Games Racing through an equity interest in Sportech that Scientific Games will receive as part of the transaction consideration.   Upon the closing of the transaction, the companies intend to enter into a number of ancillary agreements to deliver additional strategic value as part of an ongoing relationship.

Commenting on the announcement, Scientific Games’ President and Chief Executive Officer, Michael Chambrello, stated, “The transaction announced today is an important strategic step in the evolution of Scientific Games as we strengthen our focus on our core global lottery and gaming businesses.  At the same time, the transaction with Sportech will enable us to participate in future opportunities for the combined business, which we expect to emerge as a global, leading provider in the pari-mutuel wagering industry.  We believe there are significant opportunities for value creation by combining these businesses, and we are looking forward to realizing that potential value creation as a shareholder in Sportech.  We are thankful to the employees of our racing division for their unwavering commitment to the success of this business and look forward to partnering on mutually beneficial opportunities going forward.”

Under the terms of the agreement, which has been approved by the Boards of Directors of both companies, Scientific Games will receive approximately $33 million in cash at closing, $10 million in deferred cash consideration payable in September 2013 and $32 million in Sportech stock, representing approximately 20% of the outstanding shares.  Should Scientific Games Racing, under Sportech’s ownership, achieve certain performance targets by the third anniversary of the consummation of the transaction, Scientific Games will be entitled to an additional cash payment of up to $8 million.  Scientific Games’ Board of Directors received a fairness opinion in connection with the transaction.

For the year ended December 31, 2009, Scientific Games Racing generated revenues of approximately $110 million.  Scientific Games indicated that the transaction, which is expected to enhance the Company’s growth profile and margin structure, will result in a non-cash, pre-tax charge of approximately $55 to $65 million in the fourth quarter of 2009.

The transaction is conditioned upon, among other things, Sportech shareholder approval, closing of Sportech’s financing arrangements, certain regulatory and bank approvals and other customary closing conditions.  Subject to the satisfaction of these conditions, the transaction is expected to close in the first half of 2010.  In connection with the agreement, certain shareholders and directors of Sportech have entered into voting agreements under which they have agreed to vote their shares in favor of the transaction.  Upon the closing of the transaction, the Board of Sportech will appoint Brooks Pierce, President of Scientific Games Racing, to the Board as an Executive Director.  In addition, the Board of Sportech will appoint Lorne Weil, Chairman of Scientific Games, to the Board as a Non-Executive Director (in his individual capacity and not as a representative of Scientific Games).

Ian Penrose, CEO of Sportech Plc, stated, “This transaction will provide Sportech with a multi-sport, multi-channel gaming business. The combined entity, which will have global reach and will be one of the leading pari-mutuel product and systems providers, will optimize its existing and new technologies to capitalize on worldwide growth opportunities.”

The Company understands that the investor information section of Sportech’s website, www.sportechplc.com, includes certain additional information prepared by Sportech related to the transaction.

About Scientific Games

Scientific Games Corporation is a leading integrated supplier of instant tickets, systems and services to lotteries worldwide, a leading supplier of server based gaming machines and systems, Amusement and Skill with Prize betting terminals, interactive sports betting terminals and systems, and wagering systems and services to pari-mutuel operators. It is also a licensed pari-mutuel gaming operator in Connecticut, Maine and the Netherlands.  The Company’s customers are in the United States and more than 50 other countries. For more information about the Company, please visit our web site at www.scientificgames.com.

About Scientific Games Racing

The business of Scientific Games Racing consists primarily of pari-mutuel wagering technology and venue management operations.  Scientific Games Racing is a leading provider of pari-mutuel wagering systems, equipment and services for betting on horse races, greyhound races and jai-alai.  Scientific Games Racing’s venue management business operates off-track pari-mutuel wagering establishments in Connecticut, Maine and the Netherlands and provides venue management services to various tribal casinos in the United States as well as to facilities in the British Virgin Islands.

Scientific Games Contact:

Investor Relations

212-754-2233

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance. Actual results may differ materially from those projected in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; recent changes to certain contracts; technological change; retention and renewal of existing contracts and entry into new contracts; availability and adequacy of cash flow to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; seasonality; ability to enhance and develop successful gaming concepts; influence of certain stockholders; dependence on suppliers and manufacturers; liability for product defects; factors associated with foreign operations; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility.  Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is set forth from time to time in our filings with the SEC, including under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q.  Forward-looking statements speak only as of the date they are made, and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.